Exhibit 12.1

ESSEX PROPERTY TRUST, INC. AND SUBSIDIARIES
Schedule of computation of Ratio and Earnings to Fixed Charges and Preferred Stock Dividends
(Dollars in thousands, except ratios)

	Six Months Ended June 30,		Years Ended December 31,
	2018		2017		2016		2015		2014
Earnings before fixed charges:
Net income	$203,049		$458,043		$438,410		$248,239		$134,438
Interest expense	111,139		222,894		219,654		204,827		164,551
Interest portion of rental expense	618		1,330		1,151		559		267
Total earnings before fixed charges	$314,806		$682,267		$659,215		$453,625		$299,256

Fixed charges:
Interest expense	$111,139		$222,894		$219,654		$204,827		$164,551
Capitalized interest	8,406		13,860		12,486		15,571		22,510
Interest portion of rental expense	618		1,330		1,151		559		267
Total fixed charges	$120,163		$238,084		$233,291		$220,957		$187,328

Preferred stock dividends	—		—		1,314		5,255		5,291

Total fixed charges and preferred stock dividends	$120,163		$238,084		$234,605		$226,212		$192,619

Ratio of earnings to fixed charges (excluding preferred stock dividends)	2.62	X	2.87	X	2.83	X	2.05	X	1.60	X

Ratio of earnings to combined fixed charges and preferred stock dividends	2.62	X	2.87	X	2.81	X	2.01	X	1.55	X

ESSEX PORTFOLIO, L.P. AND SUBSIDIARIES
Schedule of computation of Ratio and Earnings to Fixed Charges and Preferred Interest Distributions
(Dollars in thousands, except ratios)

	Six Months Ended June 30,		Years Ended December 31,
	2018		2017		2016		2015		2014
Earnings before fixed charges:
Net income	$203,049		$458,043		$438,410		$248,239		$134,438
Interest expense	111,139		222,894		219,654		204,827		164,551
Interest portion of rental expense	618		1,330		1,151		559		267
Total earnings before fixed charges	$314,806		$682,267		$659,215		$453,625		$299,256

Fixed charges:
Interest expense	$111,139		$222,894		$219,654		$204,827		$164,551
Capitalized interest	8,406		13,860		12,486		15,571		22,510
Interest portion of rental expense	618		1,330		1,151		559		267
Total fixed charges	$120,163		$238,084		$233,291		$220,957		$187,328

Preferred interest distributions	—		—		1,314		5,255		5,291

Total fixed charges and preferred stock interest distributions	$120,163		$238,084		$234,605		$226,212		$192,619

Ratio of earnings to fixed charges (excluding preferred interest distributions)	2.62	X	2.87	X	2.83	X	2.05	X	1.60	X

Ratio of earnings to combined fixed charges and preferred interest distributions	2.62	X	2.87	X	2.81	X	2.01	X	1.55	X